Exhibit j

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 89 to the Registration Statement on Form N-1A of Fidelity Fixed-Income Trust: Fidelity Investment Grade Bond Fund, of our report dated June 13, 2002 on the financial statements and financial highlights included in the April 30, 2002 Annual Report to Shareholders of Fidelity Investment Grade Bond Fund.

We further consent to the references to our Firm under the heading "Auditor" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 21, 2002